Exhibit 99.2

STATEMENT OF CHIEF FINANCIAL OFFICER

In connection with the filing of the Annual Report of Better Minerals & Aggregates Company (the “Company”) on Form 10-K for the year ended December 31, 2002 (the “Report”), I, Gary E. Bockrath, the chief financial officer of the Company, certify for the purpose of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge:

(i)    the Report fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 17, 2003

By:	/S/ GARY E. BOCKRATH
Gary E. Bockrath
Vice President and Chief Financial Officer of
Better Minerals & Aggregates Company

[A signed original of this written statement required by Section 906 has been provided to Better Minerals & Aggregates Company and will be retained by Better Minerals & Aggregates Company and furnished to the Securities and Exchange Commission or its staff upon request.]